Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1998, included in the Proxy Statement of Community Bank Capital Corporation that is made a part of the Registration Statement (Form S-4 No. 333-00000) and Prospectus of Synovus Financial Corp. for the registration of 4,002,253 shares of its common stock.



                                                 Ernst & Young LLP

Atlanta, Georgia
July 10, 1998